Exhibit 5.1
April 30, 2009
U.S. Global Investors, Inc.
7900 Callaghan Road
San Antonio, Texas 78229
RE: U.S. Global Investors, Inc.: Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to U.S. Global Investors, Inc., a Texas corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 148,756 shares of common stock, par value $.025 per share, of the Company (the “Shares”) under the U.S. Global Investors, Inc. Employee Stock Purchase Plan (the “Equity Plan”).
In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Fourth Restated and Amended Articles of Incorporation of Company (the “Articles”) and the Amended and Restated By-Laws of Company (the “By-Laws”) and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles and the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations, statements or certificates of public officials or officers or representatives of the Company, and have not independently verified the matters stated in any such documents or writings.
In rendering this opinion, we have assumed that (i) the Articles and Bylaws will not have been amended in any manner that would affect any legal conclusion set forth herein, and (ii) the issuance of the Shares by the Company, and the incurrence and performance of the Company’s obligations under the Equity Plan or in respect thereof in accordance with the terms thereof, will comply with, and will not violate, the Articles or Bylaws, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of the Shares, or the incurrence and performance of such obligations,

U.S. Global Investors, Inc.
April 30, 2009

may be subject, or violate any applicable public policy, or be subject to any defense in law or equity. The opinions expressed herein are also subject to possible judicial action giving effect to governmental actions or laws affecting creditors’ rights.
Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Equity Plan, will be validly issued, fully paid and non-assessable.
For the purposes of this opinion, we have assumed that, at the time of the issuance and delivery of the Shares under the Equity Plan, the Company will be validly existing and in good standing under the laws of the State of Texas, it will have full power and authority to execute, deliver and perform its obligations under the Equity Plan, and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.
The opinions expressed herein are limited to the Texas Business Organizations Code.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
Very truly yours,

/s/ Morgan, Lewis & Bockius LLP